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                                                           Exhibit 11.1(b)



                 Renal Treatment Centers, Inc. and Subsidiaries
                   COMPUTATION OF PRIMARY EARNINGS PER SHARE
        for the three and nine months ended September 30, 1997 and 1996

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                                                                    Three Months Ended               Nine Months Ended
                                                                        September 30,                   September 30,
                                                                   1997              1996          1997                1996
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

Net income                                                     $ 7,659,187       $ 4,481,091     $20,424,636      $13,091,348
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Weighted average number of shares outstanding                   25,027,188        24,300,036      24,835,009       24,164,022

Weighted average number of maximum shares subject to
   exercise under outstanding stock options                      2,444,216         1,741,535       2,140,861        1,654,288

Less treasury shares assumed purchased with proceeds from
   assumed exercise of outstanding common stock options          1,328,757           806,268       1,269,405          799,835
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Weighted average number of common and common
   stock equivalents outstanding                                26,142,647        25,235,303      25,706,465       25,018,475
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Primary earnings per common stock                              $      0.29       $      0.18     $      0.79      $      0.52
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